Exhibit 6(ee)

SEVENTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) dated as of January 1, 2026, is made by and among GK INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (“Lender 1”), GK INVESTMENT PROPERTY HOLDINGS II, LLC, a Delaware limited liability company (“Lender 2”), and GK SECURED INCOME V, LLC, a Delaware limited liability company (“Lender 3”) (Lender 1, Lender 2, and Lender 3 are each a “Lender” and collectively, the “Lenders”).

WITNESSETH:

WHEREAS, each Lender has previously entered into a secured lending arrangement with GK PREFERRED INCOME II (RIDGMAR) SPE, LLC, a Delaware limited liability company and 1551 KINGSBURY PARTNERS SPE, LLC, a Delaware limited liability company (collectively, the “Company”);

WHEREAS, as part of each such lending arrangement, the Company previously issued:

(i)          as to Lender 1, that certain Promissory Note dated as of July 30, 2021 in the principal amount of Three Million Seven Hundred Thousand and 00/100 Dollars ($3,700,000.00), as amended by that certain Substitute Promissory Note dated as of October 15, 2021 in the principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00), as further amended by that certain Substitute Promissory Note dated as of December 1, 2021 in the principal amount of One Million and 00/100 Dollars ($1,000,000.00), as further amended by that certain Substitute Promissory Note dated as of January 1, 2022 in the principal amount of One Million One Hundred Thousand and 00/100 Dollars ($1,100,000.00), as further amended by that certain Substitute Promissory Note dated September 1, 2022 in the principal sum of Seven Hundred Thousand and 00/100 Dollars ($700,000.00); as further amended by that certain Substitute Promissory Note dated January 1, 2024 in the principal sum of Six Hundred Ninety Thousand Eight Hundred Forty-Nine and 82/100 Dollars ($690,849.82); and as further amended by that certain Substitute Promissory Note dated January 1, 2025 made by Borrower in the original principal sum of Three Hundred Twenty-Three Thousand Five Hundred Sixty-Seven and 18/100 Dollars ($323,567.18) (collectively, the “Lender 1 Notes”);

(ii)          as to Lender 2, that certain Promissory Note dated as of July 30, 2021 in the principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00), as amended by that certain Substitute Promissory Note dated as of October 15, 2021 in the principal amount of Three Million Seven Hundred Thousand and 00/100 Dollars ($3,700,000.00), as further amended by that certain Substitute Promissory Note dated as of December 1, 2021 in the principal amount of Six Million Two Hundred Thousand and 00/100 Dollars ($6,200,000.00), as further amended by that certain Substitute Promissory Note dated as of January 1, 2022 in the principal amount of Six Million One Hundred Thousand and 00/100 Dollars ($6,100,000.00), as further amended that certain Substitute Promissory Note dated September 1, 2022 in the principal sum of Six Million Forty-Seven Thousand Nine Hundred Thirty-One and 05/100 Dollars ($6,047,931.05), as further amended by that certain Substitute Promissory Note dated November 1, 2022 in the principal sum of Six Million Two Hundred Ninety-Two Thousand Sixty-Five and 23/100 Dollars ($6,292,065.23), and as further amended by that certain Substitute Promissory Note dated January 1, 2024 made by Borrower in the original principal sum of $6,236,166.50; that certain Promissory Note dated January 31, 2024 made by Borrower in the original principal sum of $155,000.00; that certain Promissory Note dated April 19, 2024 made by Borrower in the original principal sum of $85,000.00; that certain Promissory Note dated October 16, 2024 made by Borrower in the original principal sum of $110,000.00; that certain Promissory Note dated December 11, 2024 in the original principal sum of $175,000.00; that certain Promissory Note dated December 17, 2024 in the original principal sum of $100,000.00; and that certain Substitute Promissory Note dated January 1, 2025 made by Borrower in the original principal sum of $6,816,728.98 (collectively, the “Lender 2 Notes”); and

(iii)          as to Lender 3, that certain Promissory Note dated as of July 30, 2021 in the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), as amended by that certain Substitute Promissory Note dated as of December 1, 2021 in the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), as further amended by that certain Substitute Promissory Note dated as of January 1, 2022 in the principal amount of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), as further amended by that certain Substitute Promissory Note dated September 1, 2022 in the principal sum of Seven Hundred Forty-Three Thousand Five Hundred Ninety-Eight and 09/100 Dollars ($743,598.09), as further amended by that certain Substitute Promissory Note dated November 1, 2023 in the principal amount of Five Hundred Eighty-Six Thousand Six Hundred Forty-Eight and 01/100 Dollars ($586,648.01), and as further amended by that certain Substitute Promissory Note dated January 1, 2024 made by Borrower in the original principal sum of Five Hundred Eighty-Five Thousand Five Hundred Eighty-Four and 74/100 Dollars ($585,584.74); that certain Promissory Note dated October 1, 2024 made by Borrower in the original principal sum of $225,000.00; that certain Promissory Note dated November 12, 2024 in the original principal sum of $50,000.00; that certain Promissory Note dated December 5, 2024 in the original principal sum of $50,000.00; and that certain Substitute Promissory Note dated January 1, 2025 in the original principal sum of $901,782.28 (collectively, the “Lender 3 Notes” and together with the Lender 1 Notes and the Lender 2 Notes being the “Loan Obligations” and all promissory notes being, collectively, “Prior Notes”);

WHEREAS, the Loan Obligations of each Lender is secured by a Deed of Trust, Assignment of Leases and Rents and Security Agreement (as amended from time to time and collectively, the “Mortgage and Security Agreements”) in the real property commonly known as 1888 Green Oaks Road, Fort Worth, Tarrant County, Texas (the “Property”) granted by the Company to each Lender, as recorded on August 19, 2021 as Document Nos. D221240550, D221240551 and D221240552;

WHEREAS, the Lenders previously entered into that certain Intercreditor Agreement dated as of August 16, 2021, as amended by that certain Amended and Restated Intercreditor Agreement dated as of October 15, 2021, as further amended by that Certain Second Amended and Restated Intercreditor Agreement dated as of December 1, 2021, as further amended by that certain Third Amended and Restated Intercreditor Agreement dated as of January 1, 2022, as further amendment by that certain Fourth Amended and Restated Intercreditor Agreement dated as of September 1, 2022, as further amended by that certain Fifth Amended and Restated Intercreditor Agreement dated as of January 1, 2024, as further amended by that certain Sixth Amended and Restated Intercreditor Agreement dated s of January 1, 2025;

WHEREAS, contemporaneously with the execution of this Agreement, the Company has issued a certain Substitute Promissory Note in favor of Lender 1 in the principal amount of THREE HUNDRED FORTY-THREE THOUSAND FOUR HUNDRED TWENTY-FIVE AND 75/100 DOLLARS ($343,425.75), a certain Substitute Promissory Note in favor of Lender 2 in the principal amount of SEVEN MILLION SIX HUNDRED FIFTY-SIX THOUSAND THIRTY FOUR AND 09/100 DOLLARS ($7,656,034.09), and that certain Substitute Promissory Note in favor of Lender 3 in the principal amount of ONE MILLION FOUR HUNDRED ONE THOUSAND TWO HUNDRED THIRTY-THREE AND 52/100 DOLLARS ($1,401,233.52) (collectively, the “Substitute Notes” and together with the Prior Notes are collectively, the “Notes”);

WHEREAS, the Lenders desire to enter into this Agreement to acknowledge and approve the Substitute Notes and to reflect the current obligations due from the Company under the Prior Notes, as amended; and

WHEREAS, it is contemplated that the Mortgage and Security Agreements held by each of the Lenders in the Property shall rank pari passu on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Lenders agree as follows:

1.          Each Lender hereby acknowledges that the security interests held by each of the Lenders pursuant to the Mortgage and Security Agreements shall rank equally and ratably without priority over one another, regardless of the order of time in which any such security interests or claims arise, attach or are perfected by filing, recording, possession, control or otherwise. Each Lender and its current outstanding principal Loan Obligation as of the date hereof is listed in the Seventh Amended Schedule 1 attached hereto.

2.          The Notes and the Mortgage and Security Agreements shall include all renewals, replacements, modifications and extensions thereof, to the extent that such renewals, replacements and modifications do not increase the principal amount thereof.

3.          Each Lender does hereby consent to the execution by the Company of the Substitute Notes and in furtherance thereof, does hereby acknowledge and agree to the increase and/or decrease in the principal amount of the Substitute Notes, as reflected in the Seventh Amended Schedule 1. With respect to any increase in the principal amount of the Substitutes Notes, each Lender does hereby consent to the execution by the Company and the recording of an amendment to the applicable Mortgage and Security Agreements to reflect the increase in the principal amount of the applicable Substitute Note. From and after the date hereof, all Notes shall be on the same payment terms, with all unpaid principal and accrued interest due and payable on the maturity date; provided, however, the Notes may accrue interest at different rates but in no event above the lawful maximum. From and after the date hereof, the Notes may not be prepaid in whole or part without the Lenders’ approval and must have coterminous maturity dates. The terms of this Agreement shall be incorporated into such Note as if they were original a part of such documents.

4.          This Agreement and all obligations hereunder, or with respect hereto, shall continue in full force and effect so long as any of the Loan Obligations remain outstanding.

5.          Each Lender shall (a) promptly notify the other Lenders of any default under its Note, the Mortgage and Security Agreement or any other agreements or documents executed in connection therewith, as applicable (a “Default”) known to such Lender and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders with such information and documentation as such other Lenders shall reasonably request in the performance of their respective obligations hereunder, including but not limited to information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Company; and (c) cooperate with the other Lenders with respect to any and all collections and/or foreclosure procedures at any time commenced against the Company or otherwise in respect of the Collateral securing the Loan Obligations. In the event of a Default, the Lenders may agree to appoint one Lender or Lender’s designee to act on behalf of all of the Lenders hereunder.

6.          Any and all payments under the Notes as between all Lenders shall be paid equally and ratably. Furthermore, no Lender may accelerate the obligations of the Company under its Note and commence and complete the exercise of all of its other rights and remedies thereunder (without the approval or joinder of all Lenders). No Lender has an obligation to the other Lenders to take any steps with regard to the enforcement or protection of other Lender’s rights to the security for its Note. In the event of a Default by the Company under any Loan Obligation, should any payment, distribution or security or proceeds be received by a Lender upon or with respect to such Lender’s loan prior to the satisfaction in full of the Default, such Lender shall immediately deliver the same equally and ratably to all Lenders in the form received (except for endorsement or assignment by such Lender where required), for ratable application on the loans (whether or not then due) and, until so delivered, the same shall be held in trust on behalf of all Lenders by such Lender as the property of all Lenders. Notwithstanding anything herein to the contrary, the Company may not prepay a Note at any time in whole or in part, unless (a) no Default exists under the loans, (b) such payment on the Note will be paid equally and ratably to all Lenders hereunder, or (c) all Lenders otherwise agree in writing to such prepayment.

7.          With respect to matters related to the enforcement of this Agreement, this Agreement shall be governed by, and be construed in accordance with, the laws of the state in which the Property is located.

8.          This Agreement is solely for the benefit of and shall bind the parties hereto and their respective successors and assigns, and no other person or persons shall have any right, benefit, priority or interest under or because of the existence of this Agreement. In the event of the transfer or assignment of all or any part of any of the security interests or claims described in this Agreement, the priorities established in this Agreement shall continue in full force and effect with respect to such assigned or transferred interests or claims, and the assigning party agrees to advise such assignee and transferee of such continuing priorities and obtain such assignee’s or transferee’s agreement thereto.

9.          This Agreement may be executed in counterparts, which when executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement.

10.          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Lenders by and amongst themselves. Nothing contained herein is intended to or shall impair, the obligation of the Company as among the Lenders.

11.          This is a continuing agreement and will remain in full force and effect until all but one of the loans have been fully paid, performed and satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any payment of a Note is rescinded or must otherwise be returned by a Lender upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

12.          No defect in, invalidity of, or absence or loss of priority in, or under this Agreement or the Notes or the Mortgage and Security Agreements shall affect the respective rights under this Agreement.

13.          Each Lender agrees not to amend or modify its respective Note or Mortgage and Security Agreement, without the prior written approval of the other if any such amendment or modification could materially adversely affect the other’s rights and priority to the Property or this Agreement.

14.          Within ten (10) business days after a request therefor by any Lender (the “Requesting Party”), the party of whom such request is made, including the Company (the “Responding Party”) shall furnish to the Requesting Party, at the Requesting Party’s expense, a written letter addressed to the Requesting Party and any other party reasonably requested by the Requesting Party (including, without limitation, any actual or prospective assignee of the Requesting Party) which states the principal amount then outstanding on the Responding Party’s loan(s) and the date to which interest on such loan has been paid, the amount of any escrows, reserves or other sums held by or on behalf of the Responding Party (whether or not disbursed) and stating whether it has given any notice of the existence of any default under the Responding Party’s loan and that, to its knowledge, there is no condition or event which constitutes a default or which, after notice or lapse of time or both, would constitute a default or, if any such condition or event exists, specifying in reasonable detail the nature and period of existence thereof and what action the Company is taking or (to the extent then known to the Responding Party) proposes to take with respect thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Lenders has duly executed this Seventh Amended and Restated Intercreditor Agreement as of the day and year first written above.

LENDERS:

GK INVESTMENT HOLDINGS, LLC, a
Delaware limited liability company

By:	GK Development, Inc., its Manager

	By:	/s/ Garo Kholamian
Name: Garo Kholamian
Title: President

GK INVESTMENT PROPERTY HOLDINGS II, LLC, a
Delaware limited liability company

By:	GK Development, Inc., its Manager

	By:	/s/ Garo Kholamian
Name: Garo Kholamian
Title: President

GK SECURED INCOME V, LLC, a
Delaware limited liability company

By:	GK Development, Inc., its Manager

	By:	/s/ Garo Kholamian
Name: Garo Kholamian
Title: President

ACKNOWLEDGED:			ACKNOWLEDGED:

GK PREFERRED INCOME II (RIDGMAR)			1551 KINGSBURY PARTNERS SPE, LLC, a
SPE, LLC, a Delaware limited liability company			Delaware limited liability company

By:	GK Development, Inc., its Manager		By:	GK Development, Inc., its Manager

	By:	/s/ Garo Kholamian		By:	/s/ Garo Kholamian
	Name: Garo Kholamian			Name: Garo Kholamian
	Title: President			Title: President

SEVENTH AMENDED SCHEDULE 1

Lender	Loan Obligation
GK INVESTMENT HOLDINGS, LLC	$343,425.75
GK INVESTMENT PROPERTY HOLDINGS II, LLC	$7,656,034.09
GK SECURED INCOME V, LLC	$1,401,233.52